News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS SECOND QUARTER 2008 RESULTS

Core Earnings on Track on Moderated Revenue Growth

CHANTILLY, Va., July 29, 2008 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three months ended June 30, 2008.

.	Revenue was $37.2 million, up 16 percent from $31.9 million in second quarter 2007.
.	Ebitda, a non-GAAP measure adjusted for stock compensation expense and preferred stock accretion, was $7.4 million compared to $7.8 million in the prior year.
.	Net loss available to common stockholders was $3.2 million, or $0.11 loss per diluted share. This result compares to a net loss of $1.2 million, or $0.04 per diluted share, in 2007.
.	Core net income, a non-GAAP measure, was $1.7 million versus $1.9 million in 2007. Core net income per share was $0.06 per share, down from $0.07 per share in the prior year.

The impact of previously announced departed clients on second quarter year-over-year revenue was $3.0 million. Assuming typical margins, the impact on second quarter year-over-year Ebitda and core earnings per share was $1.9 million and $0.04 per share, respectively.

“Core earnings per share was on track and key underlying drivers of our business continue to progress well,” said Matthew P. Lawlor, chairman and chief executive officer of the Company. “We did a good job of managing our business to the bottom line, but fell short of our revenue growth goal.”

Lawlor added, “Billpay transactions and usage were seasonally strong. We also see leverage in our model with a sequential expansion in Ebitda margin. The quarter was marked by key signings, including several household names, and we made good headway with our new Internet banking and collections products.”

“But while we did well on most fundamentals, revenue growth was less than planned. This was due primarily to low interest revenue on payment float, and a higher than expected degree of volatility in consumer-paid payments, primarily from ITS clients acquired last August.”

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In looking forward, Lawlor added, “We are still seeing healthy growth, but we are not completely immune to struggles in the banking sector and the broader economy.  Our challenges are straightforward:  continue to expand distribution by taking advantage of our strong competitive position, accelerate revenue growth by implementing new clients faster, and leverage our clients’ increased focus on the web channel as an important tool to deal with a soft economy.”

2008 Business Outlook
The Company provided guidance for third quarter and updated its guidance for full year 2008 by lowering and narrowing its revenue and earnings expectations. These statements are forward-looking, and actual results may differ materially. Guidance is stated in millions, except for per share data.

	Third Quarter			Full Year
	2007	2008	%	2007	2008	%
	Actual	Guidance	Change	Actual	Guidance	Change

		$37.0-
Revenue ($ millions)	$34.20	39.0	11%	$135.10	$152.0-$157.0	14%

Ebitda (a)(b)	$8.20	$8.2-9.6	9%	$32.70	$33.0-$36.0	6%

Earnings ($ per share)

Net Income (Loss) to Common (c)(d)	$0.04	$(0.07)-(0.04)	n/a	$0.09	$(0.32)-$(0.28)	n/a

Core Net Income (a)(e)(f)	$0.08	$0.06-0.09	-6%	$0.25	$0.27-$0.33	20%

Share Count (millions)

Basic	27.7	29.3	6%	27.2	29.2	7%

Fully Diluted Shares (g)	29.7	30.7	3%	29.2	30.6	5%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is defined as earnings before interest, taxes, depreciation, amortization, preferred stock accretion and equity compensation expense.

(c)	Third quarter and full year 2008 net loss available to common stockholders per share is calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Guidance does not assume the release of any additional tax valuation allowance in 2008, though the Company may do so. Also does not include the impact of any mark-to-market adjustments for derivatives the Company holds or other fair value accounting impacts.

(e)	Core net income is defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(f)	Excludes amortization of acquisition-related intangible assets of approximately $2.1 and $2.2 million for third quarters 2008 and 2007, respectively, and $9.4 million for full years 2008 and 2007. Excludes equity compensation expense of approximately $1.4 and $0.8 million for third quarters 2008 and 2007, respectively, and $5.8 and $3.2 million for full years 2008 and 2007, respectively. Excludes write-off of fees and other expenses related to senior debt refinancing of approximately $5.6 million for full year 2007. Excludes preferred stock accretion related to the redemption premium of $0.4 million for third quarters 2008 and 2007, and $1.6 and $1.5 million for full years 2008 and 2007, respectively. Excludes income (costs) related to the fair market valuation of certain derivatives of $2.2 million for third quarter 2007, and $(1.1) and $1.5 million for full years 2008 and 2007, respectively. Excludes a $13.7 million tax benefit from the release of tax valuation allowance for full year 2007. Includes preferred stock accretion of approximately $1.8 million for third quarters 2008 and 2007, and $7.3 and $6.8 million for full years 2008 and 2007, respectively.

(g)	Only used for the purposes of calculating third quarter and full year 2007 net income available to common stockholders per share and third quarters and full years 2008 and 2007 core net income per share.

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Today’s Conference Call and Web Cast
Management will host a conference call to discuss the results today at 4:15 pm ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 pm ET on July 29th until midnight on Tuesday, August 5th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 53565192. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources powers financial technology services for thousands of financial institutions, billers and credit service providers.  Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption.  The Company serves over 10 million end-users and processes $100 billion in bill payments annually.  Founded in 1989, Online Resources (www.orcc.com) is recognized as one of the nation’s fastest growing companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
						2Q08 vs.
	2Q07	3Q07	4Q07	1Q08	2Q08	1Q08	2Q08 vs. 2Q07
BANKING SERVICES
Users (#K)	4,317	4,404	4,367	4,709	4,629	-2%	7%
Account Presentation (#K)	989	1,013	1,101	1,180	1,287	9%	30%
Payments (#K)[1]	3,522	3,564	3,459	3,731	3,574	-4%	1%
From Continuing Clients (#K)[2]	2,882	3,069	3,224	3,487	3,574	2%	24%

Adoption Rate (%)[3]
Account Presentation[4]	27.7%	30.7%	32.8%	34.3%	39.8%	16%	44%
Payments[5]	6.7%	6.8%	8.7%	9.0%	9.4%	4%	40%
Full Service[5]	10.7%	11.3%	11.5%	11.7%	12.3%	5%	15%
Same Store[6]	12.0%	12.7%	13.1%	13.1%	13.9%	6%	16%
From Continuing Clients[2]	7.6%	7.9%	8.5%	8.9%	9.4%	6%	24%

Bill Payment Transactions (#M)	42.1	42.1	41.8	41.8	39.0	-7%	-7%
Full Service (#M)	8.7	8.8	9.4	9.8	10.0	2%	15%
Remittance Only (#M)	33.4	33.3	32.4	32.0	29.0	-9%	-13%
From Continuing Clients (#M)[2]	31.3	33.1	35.1	37.6	38.4	2%	23%

eCOMMERCE SERVICES
Users (#K)[1]	6,143	7,154	7,956	8,805	7,986	-9%	30%
Account Presentation (#K)	2,709	2,925	3,066	3,201	2,299	-28%	-15%
From Continuing Clients (#K)[2]	1,918	2,095	2,217	2,333	2,299	-1%	20%
Payments (#K)	3,434	4,229	4,890	5,604	5,687	1%	66%

Bill Payment Transactions (#M)	7.7	9.2	10.5	12.0	12.2	1%	58%

TOTAL COMPANY
Users (#K)[1]	10,460	11,558	12,323	13,514	12,615	-7%	21%
Bill Payment Transactions (#M)	49.8	51.3	52.3	54.1	51.2	-5%	3%

Notes:

1.	Only includes users that have been active over the past 90 days or were otherwise billable.

2.	Excludes the following clients that departed in the last twelve months: Branch Banking and Trust Company, Jack Henry, Corporate Network eCom and Certegy.

3.	Checking accounts are reported by clients and reviewed annually by the Company.

4.	The number of account presentation end-users with checking accounts divided by the 1.9 million total launched checking accounts held with our account presentation banking services clients.

5.	The number of payment services end-users divided by the total launched checking accounts held with all of our banking services payments clients (21.5 million) and our banking services full service payments clients (6.9 million). The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

6.	The number of payment services end-users divided by the 6.4 million total launched checking accounts held with our banking services payments clients that were launched on or before December 31, 2004. The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Account presentation services	$1,889	$2,203	$4,261	$4,465
Payment services	30,084	23,880	61,962	47,260
Relationship management services	2,047	2,061	4,017	4,224
Professional services and other	3,133	3,797	6,109	6,841
Total revenues	37,153	31,941	76,349	62,790

Expenses:
Cost of revenues	19,454	14,677	39,229	29,762

Gross profit	17,699	17,264	37,120	33,028

General and administrative	8,601	6,440	18,544	13,526
Selling and marketing	6,427	6,090	12,660	11,822
Systems and development	2,229	2,123	5,042	4,451
Total expenses	17,257	14,653	36,246	29,799

Income from operations	442	2,611	874	3,229

Other (expense) income
Interest income	110	400	322	737
Interest expense, debt issuance costs and other expense	(1,707)	(1,960)	(4,137)	(4,499)
Loss on extinguishment of debt	—	—	—	(5,625)
Total other (expense) income	(1,597)	(1,560)	(3,815)	(9,387)

(Loss) income before tax (benefit) provision	(1,155)	1,051	(2,941)	(6,158)
Income tax (benefit) provision	(181)	81	(562)	291

Net (loss) income	(974)	970	(2,379)	(6,449)
Preferred stock accretion	2,199	2,128	4,376	4,163
Net loss available to common stockholders	$(3,173)	$(1,158)	$(6,755)	$(10,612)

Net loss available to common stockholders per share:
Basic	$(0.11)	$(0.04)	$(0.23)	$(0.41)
Diluted	$(0.11)	$(0.04)	$(0.23)	$(0.41)

Shares used in calculation of net loss available to common stockholders per share:
Basic	28,998	26,184	28,913	26,056
Diluted	28,998	26,184	28,913	26,056

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	JUNE 30,	DECEMBER 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,440	$13,227
Consumer deposits receivable	—	8,279
Short-term investments	3,193	9,135
Accounts receivable, net	14,645	16,546
Deferred tax asset, current portion	819	902
Prepaid expenses and other current assets	5,173	7,595
Total current assets	39,270	55,684

Property and equipment, net	29,638	26,852
Deferred tax asset, less current portion	33,632	32,914
Goodwill	184,410	184,300
Intangible assets	31,701	36,924
Deferred implementation costs, less current portion, and other assets	5,761	4,043
Total assets	$324,412	$340,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,311	$2,001
Consumer deposits payable	—	10,555
Accrued expenses	4,601	7,513
Notes payable, senior secured debt, current portion	13,813	9,562
Interest payable	12	72
Deferred revenues, current portion, and other current liabilities	5,963	8,356

Total current liabilities	25,700	38,059

Notes payable, senior secured debt, less current portion	68,000	75,438
Deferred revenues, less current portion, and other long-term liabilities	6,734	6,508

Total liabilities	100,434	120,005

Redeemable convertible preferred stock	86,917	82,542

Stockholders’ equity	137,061	138,170
Total liabilities and stockholders’ equity	$324,412	$340,717

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED
	JUNE 30,
	2008	2007
	(Unaudited)

Operating activities
Net loss	$(2,379)	$(6,449)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax benefit	(633)	—
Depreciation and amortization	10,955	9,583
Equity compensation expense	2,950	1,199
Write off and amortization of debt issuance costs	190	4,111
Loss on disposal of assets	33	166
Provision (benefit) for losses on accounts receivable	68	(64)
Loss on investments	108	—
Change in fair value of stock price protection	1,565	—
Change in fair value of theoretical swap derivative	(500)	134
Loss on cash flow hedge derivative security	184	142
Changes in operating assets and liabilities, net of acquisitions:
Consumer deposit receivable	8,279	—
Consumer deposit payable	(10,555)	—
Changes in certain other assets and liabilities	648	(1,834)

Net cash provided by operating activities	10,913	6,988
Investing activities
Purchases of property and equipment	(8,291)	(6,816)
Sale of short-term investments	4,334	—

Net cash used in investing activities	(3,957)	(6,816)
Financing activities
Net proceeds from issuance of common stock	693	2,731
Repurchase of shares issued related to ITS acquisition	(2,117)	—
Payments for ITS stock protection	(112)	—
Purchase of cash flow derivative	-	(121)
Sale of cash flow derivative	-	23
Debt issuance costs and prepayment penalty on refinancing of senior notes	-	(3,178)
Repayment of 2006 notes	-	(85,000)
Proceeds from issuance of 2007 notes	-	85,000
Repayment of 2007 notes	(3,188)	—
Repayment of capital lease obligations	(19)	(20)

Net cash used in financing activities	(4,743)	(565)

Net increase (decrease) in cash and cash equivalents	2,213	(393)
Cash and cash equivalents at beginning of year	13,227	31,189

Cash and cash equivalents at end of period	$15,440	$30,796

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Reconciliation of net (loss) income to Ebitda (See Note 1):
Net (loss) income	$(974)	$970	$(2,379)	$(6,449)
Depreciation and amortization (incl. loss on disposal of assets)	5,454	4,927	10,988	9,749
Equity compensation expense	1,534	219	2,950	1,199
Other expense	1,597	1,560	3,815	9,387
Income tax (benefit) provision	(181)	81	(562)	291
Ebitda (See Note 1)	$7,430	$7,757	$14,812	$14,177

Reconciliation of net loss available to common stockholders to core net income (See Note 2):
Net loss available to common stockholders	$(3,173)	$(1,158)	$(6,755)	$(10,612)
Loss on extinguishment of debt	-	-	-	5,625
Preferred stock accretion related to redemption premium	389	381	775	700
Change in fair value of stock price guarantee	177	-	1,565	—
Change in fair value of theoretical swap derivative	181	61	(500)	134
Equity compensation expense	1,534	219	2,950	1,199
Amortization of intangible assets	2,598	2,347	5,216	4,693
Core net income (see Note 2)	$1,706	$1,850	$3,251	$1,739

Reconciliation of diluted net loss available to common stockholders per share to core net income per share:
Diluted net loss available to common stockholders	$(0.11)	$(0.04)	$(0.23)	$(0.41)
Loss on extinguishment of debt	-	-	-	0.22
Preferred stock accretion related to redemption premium	0.01	0.01	0.03	0.03
Change in fair value of stock price guarantee	0.01	-	0.05	—
Change in fair value of theoretical swap derivative	0.01	-	(0.02)	0.01
Equity compensation expense	0.05	0.01	0.10	0.05
Amortization of intangible assets	0.09	0.09	0.18	0.18
Other, including impact of treasury method	(0.00)	(0.00)	(0.00)	(0.02)
Core net income per share	0.06	0.07	0.11	0.06

Notes:

1.	Ebitda is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a non-GAAP measure defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.